SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2006

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-101155	13-4026700

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Section 8      Other Events

Item 8.01	Other Events

Structured Asset Trust Unit Repackagings (SATURNS), AT&T Corp. Debenture Backed Series 2003-17 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJD”) has liquidated its assets and terminated. Settlement of a sale of the securities held by the Trust occurred on February 8, 2006, and a liquidation distribution was made with respect to the Units of the Trust on February 8, 2006.

In respect of the Class A Units, the amount of the distribution was $25.451 per Class A Unit, representing the full Unit Principal Balance of the Class A Units plus accrued interest in respect of the Class A Units through and excluding February 8, 2006.

In respect of the Class B Units, the amount of the distribution was $974.216 per $1,000 Initial Notional Amortizing Balance of Class B Units, representing the full Class B Present Value Amount as determined for value on February 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 14, 2006

MS STRUCTURED ASSET CORP.

(Registrant)

By:   /s/ Madhu Philips

Name:    Madhu Philips
Title:     Vice President